UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2012

HD SUPPLY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-159809	75-2007383
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia		30339
(Address of principal executive offices)		(Zip Code)

(770) 852-9000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On November 6, 2012, the Company presented the slide presentation, attached hereto as Exhibit 99.1 and incorporated herein by reference, at the Baird 2012 Industrial Conference.

The attached presentation contains certain forward-looking statements. Any forward-looking information presented therein was made only as of the date and time of the presentation. The Company does not provide formal earnings guidance and does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, changes in future operating results over time or otherwise.

The information contained in this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended. By furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description of Exhibit

99.1	Presentation of HD Supply, Inc. dated November 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HD Supply, Inc.

By:	/s/ Ricardo J. Nunez
Name:	Ricardo J. Nunez
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: November 6, 2012